As filed with the Securities and Exchange Commission on September 12, 2003

                                                    Registration No. 333-_____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                          FIRST AVIATION SERVICES INC.
             (Exact name of registrant as specified in its charter)
                               -------------------


              Delaware                                    06-1419064
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                  Identification Number)


                               15 Riverside Avenue
                        Westport, Connecticut 06880-4214
                            Telephone: (203) 291-3300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                FIRST AVIATION SERVICES INC. STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                Michael C. Culver
                               15 Riverside Avenue
                        Westport, Connecticut 06880-4214
                            Telephone: (203) 291-3300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------

                                    Copy to:
                             Fredrick S. Green, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE
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                                                                    Proposed              Proposed
                                                                    maximum               maximum
           Title of                            Amount               offering              aggregate            Amount of
           securities                          to be                price                 offering             registration
           to be registered                    registered(1)        per share(2)          price(2)             fee(2)
----------------------------------------------------------------------------------------------------------------------------------
           Common Stock, par
           value $0.01 per share               200,000              $3.42                 $684,000             $55.34

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(1)  Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon average of the high and low prices of the Common Stock on September 10, 2003, as reported on the National Association of Securities Dealers Automated Quotation System SmallCap Market System.

                                EXPLANATORY NOTE


         This Registration Statement is filed in accordance with General Instruction E of Form S-8 for the purpose of registering 200,000 additional shares of common stock, par value $0.01 per share, of First Aviation Services Inc. (the "Company"), for issuance pursuant to awards under the First Aviation Services Inc. Stock Incentive Plan, as amended. The contents of the following Registration Statements on Form S-8 previously filed by the Company with the Commission hereby are incorporated by reference: Registration Statement Nos. 333-25915 (filed April 25, 1997), 333-80125 (filed on June 7, 1999), and
333-25915 (September 20, 2001).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on this 12th day of September, 2003.

                                             First Aviation Services Inc.


                                             By: /s/ Michael C. Culver
                                                 ------------------------------
                                                   Michael C. Culver
                                                   Chief Executive Officer

                                                           POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Michael C. Culver, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.
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
Signature                               Title                                                          Date
---------                               -----                                                          ----

/s/ Aaron P. Hollander                  Chairman of the Board                                          September 12, 2003
----------------------
Aaron P. Hollander


/s/ Michael C. Culver                   Chief Executive Officer and Director                           September 12, 2003
---------------------                   (Principal Executive Officer)
Michael C. Culver


/s/ Michael D. Davidson                 Secretary and Chief Financial Officer                          September 12, 2003
-----------------------                 (Principal Financial and Accounting Officer)
Michael D. Davidson


/s/ Stanley J. Hill                     Director                                                       September 12, 2003
-------------------
Stanley J. Hill


/s/ Robert L. Kirk                      Director                                                       September 12, 2003
------------------
Robert L. Kirk


/s/ Joseph J. Lhota                     Director                                                       September 12, 2003
-------------------
Joseph J. Lhota
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


                                  EXHIBIT INDEX
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      Exhibit
      Number               Description
      -------              -----------
         4.1               Restated  Certificate  of  Incorporation  (incorporated  by reference  and filed as Exhibit 3.1 to the
                           Company's Registration  Statement on Form S-1 (No. 333-18647),  as amended, filed on December 23, 1996
                           (the "S-1 Registration Statement").

         4.2               Certificate of Correction to the Restated  Certificate  of  Incorporation  (incorporated  by reference and filed as Exhibit  3.3 to the  Company's  Quarterly  Report on Form 10-Q for the  quarterly  period ended July 31, 2003).

         4.3               Amended and  Restated  Bylaws  (incorporated  by reference  and filed as Exhibit 3.2 to the  Company's
                           Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2001).

         4.4               First Aviation  Services Inc. Stock Incentive Plan  (incorporated  by reference and filed as a Exhibit
                           10.14 to the Company's Amendment No. 3 to S-1 Registration Statement, filed on February 24, 1997).

         4.5               Amendment No. 1 to the First Aviation  Services Inc. Stock Incentive Plan  (incorporated  by reference and filed as Exhibit  10.39 to the  Company's  Annual  Report on Form 10-K for the  fiscal  year ended
                           January 31, 1998).

         4.6               Amendment No. 2 to the First Aviation  Services Inc. Stock Incentive Plan  (incorporated  by reference and filed as Exhibit  4.5 to the  Company's  Registration  Statement  on Form S-8 (No.  333-25915)  on
                           September 20, 2001).

         4.7               Amendment No. 3 to the First Aviation  Services Inc. Stock Incentive Plan  (incorporated  by reference and filed as Exhibit 10.21 to the  Company's  Quarterly  Report on Form 10-Q for the quarterly  period ended July 31, 2003).

         5.1               Opinion of Weil, Gotshal & Manges LLP (opinion of counsel).

         23.1              Consent of Ernst & Young LLP,
                           Independent Auditors.

         23.2 Consent of Weil, Gotshal & Manges LLP, counsel (included in Exhibit 5.1).

         24. Power of Attorney (included as part of the signatures page to this Registration Statement and incorporated herein by reference).

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